EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-268507, Form S-3 No. 333-268508 and Form S-3 No. 333-287375) of FTAI Infrastructure Inc. of our report dated October 24, 2025, related to the consolidated financial statements of The Wheeling Corporation and Subsidiaries as of and for the years ended June 30, 2025 and 2024 appearing in this Current Report on Form 8-K/A of FTAI Infrastructure Inc.

/s/ Bowers & Company

New York, New York
October 24, 2025